Exhibit 10.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

FIRST AMENDMENT, dated as of July 18, 2008 (this “Amendment”) to the Credit Agreement, dated as of May 20, 2008 (as modified hereby and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BUCKEYE ENERGY SERVICES LLC and FARM & HOME OIL COMPANY LLC (the “Borrowers”), the several Lenders from time to time parties thereto, and BNP PARIBAS, as administrative agent (the “Administrative Agent”) and as collateral agent.

RECITALS

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to make certain changes with respect to the Maximum Sub-Limit and the Applicable Margin, and to make certain other amendments;

WHEREAS, BNP Paribas, in its capacity as Lender (the “Existing Lender”), is concurrently assigning $85,000,000 of its Commitment to certain financial institutions, the completion of which syndication shall constitute the “Syndication Date” under the Credit Agreement;

WHEREAS, pursuant to Section 4.1(b)(i) of the Credit Agreement, the Borrowers are  requesting that the Lenders concurrently increase the Commitments so that the Total Commitments equal $160,000,000 following the effectiveness of such increase;

WHEREAS, pursuant to Section 4.1(b) of the Credit Agreement, in order to satisfy the Borrowers’ request, upon the occurrence of the Syndication Date the Existing Lender has agreed to increase its Commitment from $65,000,000 to $75,000,000 as governed by the Credit Agreement on the terms and subject to the conditions set forth in this Amendment;

WHEREAS, pursuant to the definition of “Sub-Limit” in Section 1.1 of the Credit Agreement, and subject to the requested increase in the Total Commitments, the Borrowers are electing to concurrently increase the Maximum Sub-Limit to $160,000,000; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             Amendment to Section 1.1 of the Credit Agreement (Defined Terms).

(a)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” and substituting in lieu thereof the following:

“‘Applicable Margin’:  on any date with respect to (a) Eurodollar Loans, a rate per annum equal to 1.75%, (b) Cost of Funds Loans, a rate per annum equal to 1.75% and (c) Base Rate Loans, a rate per annum equal to 0.25%.”

(b)           Section 1.1 of the Credit Agreement is hereby further amended by deleting the last sentence of the definition of “Commitment” and substituting in lieu thereof the following:

“As of the Syndication Date, the aggregate amount of the Commitments is $160,000,000.”

(c)           Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Fiscal Year” and substituting in lieu thereof the following:

“Fiscal Year”: the fiscal year of any Borrower, which consists of a twelve (12) month period beginning on each January 1 and ending on each December 31.

(d)           Section 1.1 of the Credit Agreement is hereby further amended by deleting the table in the definition of “Maximum Position Limits” and substituting in lieu thereof the following:

Maximum Sub-Limit	Maximum Position Limits — Eligible Commodities (excluding natural gas)			Maximum Position Limits (natural gas)
	Net Long Position	Net Short Position	Net Basis Position	Net Long Position	Net Short Position	Net Basis Position
$150,000,000	350,000	25,000	4,000,000	zero	zero	zero
> $150,000,000 and ≤ $200,000,000	420,000	50,000	5,000,000	zero	zero	zero
> $200,000,000 and ≤ $250,000,000	500,000	75,000	6,000,000	zero	zero	zero

(e)           Section 1.1 of the Credit Agreement is hereby further amended by deleting clause (a)(ii) of the definition of “Sub-Limit” and substituting in lieu thereof the following:

“(ii)         at any time after the Syndication Date, so long as no Default or Event of Default has occurred and is continuing or would result from such election, the amount set forth in the table below under the heading “Maximum Sub-Limit” (which must be a whole multiple of $10,000,000 that is equal to or greater than $150,000,000 and equal to or less than $250,000,000) elected by the Borrowers from time to time by written notice delivered to the Administrative Agent in the form attached hereto as Annex V (the “Sub-Limit Election Notice”); provided that, at the time of any such election of any such amount as the Maximum Sub-Limit, but not for any other purpose herein, each of the Borrowers’ Consolidated Net Working Capital, Consolidated Tangible Net Worth and Consolidated Leverage Ratio at such time of election, each as determined by the Applicable Financial Statements, are within the requirements set forth opposite such amount in the table below; provided further that, the Maximum Sub-Limit shall at no time exceed the Total Commitment at such time; provided further that, if at any time the Borrowers elect to reduce the Maximum Sub-Limit, the Borrowers shall prepay the Loans and/or Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit to the extent required by Section 4.7(c) on the date of such election:

Maximum Sub-Limit	Minimum Consolidated Tangible Net Worth	Minimum Consolidated Net Working Capital	Maximum Consolidated Leverage Ratio
$150,000,000	$40,000,000	$30,000,000	7.0:1.00
> $150,000,000 and ≤ $200,000,000	$50,000,000	$40,000,000	7.0:1.00
> $200,000,000 and ≤ $250,000,000	$60,000,000	$50,000,000	7.0:1.00

(f)            Section 1.1 of the Credit Agreement is hereby further amended by deleting clause (b)(ii) of the definition of “Sub-Limit” and substituting in lieu thereof the following:

                “(ii)         thereafter, at any time, the amount set forth in the table below under the heading “Swing Line Loan Sub-Limit”, the “Daylight Overdraft Loan Sub-Limit”, the “364-Day Letters of Credit Sub-Limit” or the “Subsidiary L/C Sub-Limit” opposite the then-current Maximum Sub-Limit:

Maximum Sub-Limit	Daylight Overdraft Loan Sub-Limit	364-Day Letters of Credit Sub-Limit	Swing Line Loan Sub-Limit	Subsidiary L/C Sub-Limit
$150,000,000	$10,000,000	$15,000,000	$15,000,000	$30,000,000
> $150,000,000 and ≤ $200,000,000	$10,000,000	$20,000,000	$20,000,000	$40,000,000
> $200,000,000 and ≤ $250,000,000	$10,000,000	$25,000,000	$25,000,000	$50,000,000

3.             Amendment to Section 3.3(a) of the Credit Agreement (Fees, Commissions and Other Charges).  Section 3.3(a) of the Credit Agreement is hereby amended by deleting Section 3.3(a) in its entirety and substituting in lieu thereof the following:

“(a)         Letter of Credit Fee.  Each Borrower requesting a Letter of Credit shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants a letter of credit commission, with respect to each outstanding Letter of Credit, in an amount equal to a per annum fee of 1.75% times the average daily maximum amount available to be drawn under such Letter of Credit from time to time; provided that, the letter of credit commission for each such Letter of Credit shall not be in an amount less than $600, and, in each case, shall be shared ratably among the L/C Participants and the Issuing Lender of such Letter of Credit in accordance with their respective Commitment Percentages.  Such commissions shall be payable monthly in arrears on each L/C Fee Payment Date.  With respect to any Letter of Credit that expires after the Termination Date, on or prior to the Termination Date, the applicable Borrower shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C

Participants, an amount equal to the letter of credit commission to be owed with respect to such Letter of Credit for the period from the Termination Date until the expiration date of such Letter of Credit.”

4.             Amendment to Section 4.1(b)(iii) of the Credit Agreement (Increase, Termination or Reduction of Commitments).  Section 4.1(b)(iii) of the Credit Agreement is hereby amended by deleting Section 4.1(b)(iii) in its entirety and substituting in lieu thereof the following:

“(iii)        If the aggregate amount of the increases in Commitment which the Lenders have accepted in accordance with Section 4.1(b)(ii) shall be less than the Requested Increase Amount, the Administrative Agent (subject to the approval of the Borrowers and the Issuing Lenders) may offer to such additional Persons (including Lenders) as may be agreed by the Borrowers and the Administrative Agent (to the extent not Existing Lenders, “New Lenders”) the opportunity to make available such amount of new Commitments as may be required so that the aggregate increases in Commitments by the existing Lenders and new Commitments by the New Lenders shall equal the Requested Increase Amount (the aggregate increases in Commitments by the existing Lenders and new Commitments by the New Lenders, the “Increase Amount”).  Such Increase Amount shall be in an amount equal to $10,000,000 or a whole multiple thereof.  The effectiveness of all such increases in Commitments are subject to the satisfaction of the following conditions: (A) each Lender that so elects to increase its Commitments (each an “Increasing Lender”), each New Lender, the Administrative Agent and the Borrowers shall have executed and delivered an agreement, substantially in the form attached hereto as Exhibit N (an “Increase and New Lender Agreement”); (B) the Total Commitment after giving effect to such increases shall not exceed $250,000,000; (C) any fees and other amounts (including, without limitation, pursuant to Section 11.6) payable by the Borrowers in connection with such increase and accession shall have been paid; (D) no Default or Event of Default has occurred and is continuing or would result from such increase in the Commitments; (E) each of the Borrowers’ Consolidated Net Working Capital, Consolidated Tangible Net Worth and Consolidated Leverage Ratio at the time of such increase, each as determined by the Applicable Financial Statements, are within the requirements set forth opposite the Maximum Amount equal to the Total Commitments after giving effect to such increases; and (F) delivery of a certificate of a Responsible Person of the Borrowers as to the matters set forth in Sections 6.2(b), (c) and (e).”

5.             Waiver.

(a)           The Borrowers hereby make a written request to increase the Total Commitments to $160,000,000 and hereby request that such increase be effective as of the Amendment Effective Date (such increase, the “Commitment Increase”).  The Lenders hereby waive compliance with the terms and conditions of Section 4.1(b)(i), (ii) and (iii) of the Credit Agreement solely with respect to the requirements under each such Section for the Borrowers to deliver notice of a requested increase in Commitments.  The Lenders hereby agree and acknowledge that this Amendment satisfies the notice and approval requirements set forth in such Sections.

(b)           Solely with respect to the Commitment Increase requested in Section 5(a) above, the Lenders hereby waive the requirement in Section 4.1(b)(iii) of the Credit Agreement for the execution and delivery of an agreement substantially in the form of Exhibit N (Form of Increase and New Lender Agreement) to the Credit Agreement.  The Lenders hereby agree and acknowledge that this Amendment, and the documents delivered to the Administrative Agent hereunder, satisfy such requirement set forth in Section 4.1(b)(iii).

(c)           The Borrowers hereby make a written request to increase the Maximum Sub-Limit to $160,000,000 and hereby request that such increase be effective as of the Amendment Effective Date.  The Lenders hereby waive compliance with the terms and conditions of clause (a)(ii) of the definition of “Sub-Limit” in the Credit Agreement solely with respect to the requirements under such clause for the Borrowers to deliver a Sub-Limit Election Notice.  The Lenders hereby agree and acknowledge that this Amendment satisfies the requirements under the Credit Agreement to deliver a Sub-Limit Election Notice.

6.             Increase in Commitments.  Pursuant to the request of the Borrowers in Section 5(a) above,  the Existing Lender agrees to increase its Commitment from $65,000,000 to $75,000,000, such increase to be effective on the Amendment Effective Date upon the receipt by the Administrative Agent of (i) an Assignment and Acceptance, executed and delivered by a duly authorized officer of each of BNP Paribas and Univest National Bank and Trust Co., (ii) an Assignment and Acceptance, executed and delivered by a duly authorized officer of each of BNP Paribas and The Bank of Tokyo-Mitsubishi UFJ, Ltd., (iii) an Assignment and Acceptance, executed and delivered by a duly authorized officer of each of BNP Paribas and RZB Finance LLC, (iv) an Assignment and Acceptance, executed and delivered by a duly authorized officer of each of BNP Paribas and DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main and (v) an Assignment and Acceptance, executed and delivered by a duly authorized officer of each of BNP Paribas and Natixis.

7.             Syndication Date.  The Lenders hereby agree and acknowledge that the Syndication Date shall be deemed to have occurred upon the receipt and acceptance by the Administrative Agent of the assignments described in clauses (i) through (v) of Section 6 representing an aggregate assignment of $85,000,000 from the Existing Lender to the other financial institutions named in such clauses.  The Existing Lender agrees to provide the Borrowers with notice that the Syndication Date has occurred, which shall be concurrent with the Amendment Effective Date.

8.             Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:

(a)           This Amendment, executed and delivered by a duly authorized officer of each of the Borrowers, the Administrative Agent and the Existing Lender.

(b)           An Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Loan Party.

(c)           A certificate of each Loan Party, dated as of the Amendment Effective Date substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

(d)           A copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or analogous body) of each Loan Party authorizing the execution, delivery and performance of the Amendment Documents (as defined below) and the Notes to be delivered, certified by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party as of the Amendment Effective Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 8(c) and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e)           To the extent the following have been amended, restated, supplemented or otherwise modified since the Closing Date, a certificate of each Loan Party, dated as of the date hereof, as to the incumbency and signature of the officers of such Loan Party executing any Amendment Document, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 8(c), shall be reasonably satisfactory in form and substance to the Administrative Agent, and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

(f)            To the extent the following have been amended, restated, supplemented or otherwise modified since the Closing Date, true and complete copies of the Governing Documents of each Loan Party, certified as of the date hereof as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 8(c) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(g)           A certificate of a Responsible Officer of the Borrowers either (i) attaching copies of all consents, authorizations and filings referred to in Section 6.1(i) of the Credit Agreement, and stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent or (ii) stating that no such consents, licenses or approvals are so required.

(h)           A Note of the Borrowers conforming to the requirements of the Credit Agreement and executed by a duly authorized officer of each Borrower in favor of the Existing Lender, in an amount equal to $75,000,000.

(i)            Certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) to the extent relevant under applicable laws, in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not have a Material Adverse Effect; provided that, the Loan Parties shall deliver such certificates to the Administrative Agent within ten Business Days following the Amendment Effective Date.

9.             Representations and Warranties.  The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that as of the Amendment Effective Date (before and after giving effect to this Amendment):

(a)           Each Loan Party has the requisite power and authority to execute, deliver and perform this Amendment and the Acknowledgment and Consent (collectively, the “Amendment Documents”).

(b)           Each Loan Party has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of each Amendment Document.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person, including without limitation, FERC, to which a Borrower or any of their Subsidiaries is subject, is required in connection with the execution, delivery, performance, validity or enforceability of the Amendment Documents, except (i) consents, authorizations, filings and notices which have been obtained, made or taken and are in full force and effect and (ii) the filings contemplated by Section 5.16 of the Credit Agreement.  Each Amendment Document has been duly executed and delivered on behalf of each Loan Party.  Each Amendment Document and the Credit Agreement, as amended hereby (the “Amended Credit Agreement”) constitutes a legal, valid and binding obligation of each Loan Party, as applicable, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)           The execution, delivery and performance of each Amendment Document (i) will not violate any Requirement of Law, including any rules or regulations promulgated by the FERC, in each case to the extent applicable to or binding upon such Loan Party or its properties, (ii) will not violate a material Contractual Obligation of any Borrower or any of their Subsidiaries, except where such violation could not reasonably be expected to have a Material Adverse Effect and (iii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Collateral Agent for the ratable benefit of the Secured Parties and Permitted Liens).

(d)           Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(e)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

10.           Payment of Expenses.  The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

11.           Limited Effect.  Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrowers that would require the waiver or consent of the Administrative Agent or the Lenders.

12.           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

14.           Binding Effect.  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

15.           Headings, etc.  Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BUCKEYE ENERGY SERVICES LLC,
as Borrower

By:	/s/
Name:
Title:

FARM & HOME OIL COMPANY LLC,
as Borrower

By:	/s/
Name:
Title:

BNP PARIBAS, as Administrative Agent

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

BNP PARIBAS, as Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Exhibit A
to First Amendment

ACKNOWLEDGMENT AND CONSENT

Reference is made to the FIRST AMENDMENT, dated as of July 18, 2008 (the “Amendment”), to the CREDIT AGREEMENT, dated as of May 20, 2008 (as modified hereby and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BUCKEYE ENERGY SERVICES LLC and FARM & HOME OIL COMPANY LLC (the “Borrowers”), the several Lenders from time to time parties thereto, and BNP PARIBAS, as administrative agent (the “Administrative Agent”) and as collateral agent..  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the undersigned parties to the Pledge Agreement, dated as of May 20, 2008 hereby (a) consents to the transactions contemplated by the Amendment and the Commitment Increase, and (b) acknowledges and agrees that the grants of security interests made by such party contained in the Pledge Agreement are, and shall remain, in full force and effect after giving effect to the Amendment and the Commitment Increase.

Each of the undersigned parties to the Security Agreement, dated as of May 20, 2008 hereby (a) consents to the transactions contemplated by the Amendment and the Commitment Increase, and (b) acknowledges and agrees that the grants of security interests made by such party contained in the Security Agreement are, and shall remain, in full force and effect after giving effect to the Amendment and the Commitment Increase.

Each of the undersigned parties to the Guarantee, dated as of May 20, 2008 hereby (a) consents to the transactions contemplated by the Amendment and the Commitment Increase, and (b) acknowledges and agrees that the guarantees made by such party contained in the Guarantee are, and shall remain, in full force and effect after giving effect to the Amendment and the Commitment Increase.

THIS ACKNOWLEDGMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of  the date first written above.

BUCKEYE ENERGY SERVICES LLC,
as Borrower

By:
Name:
Title:

FARM & HOME OIL COMPANY LLC,
as Borrower

By:
Name:
Title: